                                [_________] Units


                (each Unit consisting of (i) one share of Common Stock, par value $.01 per share; (ii) one redeemable Class A Warrant to purchase one share of Common Stock
                       and one redeemable Class B Warrant
                    and (iii) one redeemable Class B Warrant)


                      PARADIGM MUSIC ENTERTAINMENT COMPANY


                             UNDERWRITING AGREEMENT



                                                              ____________, 1997


D.H. Blair Investment Banking Corp.
44 Wall Street
2nd Floor
New York, New York 10005

                      PARADIGM MUSIC ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), proposes to issue and sell to D.H. Blair Investment Banking Corp. (the "Underwriter") pursuant to this Underwriting Agreement (the "Agreement") an aggregate of [_________] Units, each unit being hereinafter referred to as a "Unit" and consisting of (i) one share of Common Stock, par value $.01 per share, ("Shares"), (ii) one redeemable Class A warrant ("Class A Warrants") to purchase one share of Common Stock and one redeemable Class B warrant ("Class B Warrants") at a price of $6.50 from _______, 1997 to _______, 2002 and (iii) one Class B Warrant. The Class A Warrants and Class B Warrants are collectively referred to as the "Warrants." The Warrants are subject to redemption, in certain instances commencing one year from the date of this Agreement. In addition, the Company proposes to grant to the Underwriter the option referred to in Section 2(b) to purchase all or any part of an aggregate of [_______] additional Units. Unless the context otherwise indicates, the term "Units" shall include the [_______] additional Units referred to above.

                      The aggregate of [_________] Units to be sold by the Company, together with all or any part of the [_______] Units which the Underwriter has the option to purchase, and the Shares and the Warrants comprising such Units, are herein called the "Units." The Common Stock of the Company to be outstanding after giving effect to the sale of the Shares is herein called the "Common Stock." The Shares and Warrants included in the Units (including the

Units which the Underwriter has the option to purchase) are herein collectively called the "Securities."

                      You have advised the Company that you desire to purchase the Units. The Company confirms the agreements made by it with respect to the purchase of the Units by you as follows:

                      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                               (a) A registration statement (File No.
333-_______) on Form SB-2 relating to the public offering of the Units, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Units that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and in the case of either clause (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Underwriter prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriter prior to the execution of this Agreement.

                      As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Units that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

                               (b) The Commission has not issued any order
preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page [__] with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

                               (c) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition.

                               (d) The authorized, issued and outstanding
capital stock of the Company as of [___________], 1997 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

                               (e) The Units and the Shares are duly authorized,
and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. [Neither the relating to the registration of any shares of Common Stock, except as described in the Registration Statement.]

                      The Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the warrant agreement pursuant to which such Warrants are to be issued (the "Warrant Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms. The Warrants and the Warrant Agreement conform to the respective descriptions thereof in the Registration Statement and Prospectus.

                      The Shares and the Warrants contained in the Unit Purchase Option have been duly authorized and, when duly issued and delivered, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Unit Purchase Option. The Shares included in the Unit Purchase Option (and the shares of Common Stock issuable upon exercise of such Warrants) when issued and sold, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

                               (f) This Agreement, the Unit Purchase Option, the
M/A Agreement, the Consulting Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to authorize, issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units or the Unit Purchase Option, except such as may be required under the Act or state securities laws.

                               (g) Except as described in the Prospectus, the
Company is not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company.

                               (h) Subject to the qualifications stated in the
Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                               (i) [____________________], who have given their
reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                               (j) The financial statements, and Schedules
together with related notes, set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) or the Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and Schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. The information set forth under the captions "Dilution," "Capitalization," and "Selected

Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. The pro forma financial information filed as part of the Registration Statement or included in the Prospectus (or such preliminary prospectus) has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and includes all adjustments necessary to present fairly the pro forma financial condition and results of operations at the respective dates and for the respective periods indicated and all assumptions used in preparing such pro forma financial statements are reasonable.

                               (k) Subsequent to the respective dates as of
which information is given in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                               (l) Except as set forth in the Prospectus, there
is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of the Company, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company exist or are imminent which might be expected to adversely affect the conduct of the business, property or operations or the financial condition or results of operations of the Company.

                               (m) Except as disclosed in the Prospectus, the
Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company.

                               (n) The Company has all licenses, permits and
other governmental authorizations currently required for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, copyrights, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and had not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company are in violation of, or cause the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company.

                               (o) The Company has not, directly or indirectly,
at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                               (p) On the Closing Dates (hereinafter defined)
all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Units to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

                               (q) All contracts and other documents of the
Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

                               (r) The Company has not taken and will not take,
directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Units hereby.

                               (s) The Company has no subsidiaries.

                               (t) The Company has not entered into any
agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

                               (u) Except as previously disclosed in writing by
the Company to the Underwriter, no officer, director or stockholder of the Company has any affiliation or association with any member of the National Association of Securities Dealers Inc. ("NASD").

                               (v) The Company is not, and upon receipt of the
proceeds from the sale of the Units will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                               (w) The Company has not distributed and will not
distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, Prospectus, the Registration Statement or the other materials permitted by the Act, if any.

                               (x) The conditions for use of Form SB-2, as set
forth in the General Instructions thereto, have been satisfied.

                               (y) There are no business relationships or
related-party transactions of the nature described in Item 404 of Regulation S-B involving the Company and any person described in such Item that are required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and that have not been so disclosed.

                               (z) The Company has complied with all provisions
of Section 517.075 Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

                      2. Purchase, Delivery and Sale of the Units.

                               (a) Subject to the terms and conditions of this
Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to buy from the Company at $[_______] per Unit, at the place and time hereinafter specified, the number of Units set forth in Schedule A attached hereto (the "First Units"). The First Units shall consist of [_________] Units to be purchased from the Company.

                               Delivery of the First Units against payment
therefor shall take place at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, 2nd Floor, New York, New York 10005 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York time, on [__________], 1997, or at such later time and date as you may designate, such time and date of payment and delivery for the First Units being herein called the "First Closing Date."

                               (b) In addition, subject to the terms and
conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter to purchase all or any part of an aggregate of an additional [_______] Units at the same price per Unit as the Underwriter shall pay for the First Units being sold pursuant to the provisions of subsection (a) of this
Section 2 (such additional Units being referred to herein as the "Option Units"). This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Underwriter to the Company advising as to the amount of Option Units as to which the option is being exercised, the names and denominations in which the certificates for such Option Units are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Units against payment therefor shall take place at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, 2nd Floor, New York, New York 10005. The Option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriter of First Units referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Units on the Option Closing Date.

                               (c) The Company will make the certificates for
the securities comprising the Units to be purchased by the Underwriter hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

                               Definitive certificates in negotiable form for
the Units to be purchased by the Underwriter hereunder will be delivered by the Company to you for the accounts of the Underwriter against payment of the respective purchase prices by the Underwriter, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

                               In addition, in the event the Underwriter
exercises the option to purchase from the Company all or any portion of the Option Units pursuant to the provisions of subsection (b) above, payment for such Units shall be made to or upon the order of the Company by certified or bank cashier's checks payable in New York Clearing House funds at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, 2nd Floor, New York, New York 10005, at the time and date of delivery of such Units as required by the provisions of subsection (b) above, against receipt of the certificates for such Units by the Underwriter registered in such names and in such denominations as the Underwriter may request.

                               It is understood that you propose to offer the
Units to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

                      3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                               (a) The Company will use its best efforts to
cause the Registration Statement to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file the Prospectus, Term Sheet or any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by all of the Underwriter of the distribution of the Units contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Units.

                               As soon as the Company is advised thereof, the
Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

                               The Company has caused to be delivered to you
copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Units for such period as in the opinion of counsel to the Underwriter the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Units or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case any Underwriter is required, in connection with the sale of the Units to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                               The Company will comply with the Act, the Rules
and Regulations and the Securities Exchange Act of 1934 and the rules and regulations thereunder in connection with the offering and issuance of the Units.

                               (b) The Company will use its best efforts to
qualify to register the Units for sale under the securities or "blue sky" laws of such jurisdictions as the Underwriter may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriter may reasonably request.

                               (c) If the sale of the Units provided for herein
is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including the accountable expenses of the Underwriter.

                               (d) The Company will use its best efforts to (i)
cause a registration statement under the Securities Exchange Act of 1934 to be declared effective concurrently with the completion of this offering and will notify the Underwriter in writing immediately upon the effectiveness of such registration statement, and (ii) if requested by the Underwriter, to obtain a listing on the [Pacific

Stock Exchange] and to obtain and keep current a listing in the Standard & Poors or Moody's Industrial OTC Manual.

                               (e) For so long as the Company is a reporting
company under either Section 12(g) or 15(d) of the Securities Exchange Act of 1934, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

                               (f) In the event the Company has an active
subsidiary or subsidiaries, such financial statements referred to in subsection
(e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

                               (g) The Company will deliver to you at or before
the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to or upon the order of the Underwriter, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request. The Company, not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (ii) 6:00 p.m., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 noon, New York City time, on such date, will deliver to the Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request for purposes of confirming orders that are expected to settle on the First Closing Date.

                               (h) The Company will make generally available to
its security holders and to the registered holders of its Warrants and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

                               (i) The Company will apply the net proceeds from
the sale of the Units for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

                               (j) The Company will, promptly upon your request,
prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Units, and will use its best efforts to cause the same to become effective as promptly as possible.

                               (k) The Company will reserve and keep available
that maximum number of its authorized but unissued securities which are issuable upon exercise of the Unit Purchase Option outstanding from time to time.

                               (l) For a period of 13 months from the First
Closing Date, no officer, director or stockholder of the Company will directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock without the prior written consent of the Underwriter.

                               (m) During the five year period from the date of
this Agreement, you shall have the right of first refusal (the "Right of First Refusal") to purchase for your own account or to act as underwriter or agent for any and all public or private offerings of the securities of the Company, or any successor to or subsidiary of the Company or other entity in which the Company has an equity interest, (collectively referred to herein as the "Company") by the Company (the "Subsequent Company Offering") or any secondary offering of the Company's securities by the Principal Stockholders (the "Secondary Offering"). Accordingly, if during such period the Company intends to make a Subsequent Company Offering or the Company receives notification from any of such Principal Stockholders of its securities of such holder's intention to make a Secondary Offering, the Company shall notify you in writing of such intention and of the proposed terms of the offering. The Company shall thereafter promptly furnish you with such information concerning the business, condition and prospects of the Company as you may reasonably request. If within thirty (30) business days of the receipt of such notice of intention and statement of terms you do not accept in writing such offer to act as underwriter or agent with respect to such offering upon the terms proposed, the Company and each of the Principal Stockholders shall be free to negotiate terms with other underwriters with respect to such offering and to effect such offering on such proposed terms within six months after the end of such 30 business days. Before the Company and/or any of the Principal Stockholders shall accept any modified proposal from such underwriter, your preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted. The failure by you to exercise your Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other Subsequent Company Offering or Secondary Offering. By execution of this Agreement, each of the Principal Stockholders agrees to be bound by the terms of this Section 3(m) concerning any proposed Secondary Offering of the Company's securities.

                               (n) Prior to completion of this offering, the
Company will make all filings required, including registration under the Securities Exchange Act of 1934, to obtain the listing of the Units, Common Stock, and Warrants on the Nasdaq Small Cap Market (or a listing on such other market or exchange as the Underwriter consent to), and will effect and maintain such listing for at least five years from the date of this Agreement.

                               (o) The Company and each of the Principal
Stockholders represents that it or he has not taken and agree that it or he will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units, Shares or the Warrants or to facilitate the sale or resale of the Securities.

                               (p) On the Closing Date and simultaneously with
the delivery of the Units, the Company shall execute and deliver to you the Unit Purchase Option. The Unit Purchase Option will be substantially in the form of the Unit Purchase Option filed as an Exhibit to the Registration Statement.

                               (q) Without the prior written consent of the
Underwriter, (i) during the 18 month period commencing on the date of this Agreement, the Company will not grant options to purchase shares of Common Stock at an exercise price less than the greater of (x) the initial public offering price of the Units (without allocating any value to the Warrants) or (y) the fair market value of the Common Stock on the date of grant; (ii) during the six month period commencing on the date of this Agreement, grant options to any current officer of the Company; (iii) during the three year period commencing on the date of this Agreement, offer or sell any of its securities pursuant to Regulation S under the Act; (iv) grant registration rights to any person which are exercisable sooner than 13 months from the First Closing Date; (v) issue any securities which have per share voting rights greater than the voting rights of the Shares (or take any corporate action which would have this effect) or (vi) during the 18 month period commencing on the date of this Agreement, enter into any agreement or arrangement with any investment banking firm other than the Underwriter relating to investment banking, corporate finance, merger and acquisition or other similar advisory or consulting services.

                               (r) _______________ shall be President of the
Company on the Closing Dates. The Company has obtained key person life insurance on the life of _______________ in an amount of not less than $2 million and will use its best efforts to maintain such insurance during the five year period commencing with the First Closing Date unless his employment with the Company is earlier terminated. In such event, the Company will obtain a comparable policy on the life of his successor for the balance of the five year period. For a period of thirteen months from the First Closing Date, the compensation of the executive officers of the Company shall not be increased from the compensation levels disclosed in the Prospectus.

                               (s) On the Closing Date and simultaneously with
the delivery of the Units the Company shall execute and deliver to you an agreement with you regarding mergers, acquisitions, joint ventures and certain other forms of transactions, in the form previously delivered to the Company by you (the "M/A Agreement").

                               (t) On the Closing Date and simultaneously with
the delivery of the Units, the Company shall execute and deliver to you, and pay the first annual payment under, a two year consulting agreement in the form previously delivered to the Company by you (the "Consulting Agreement").

                               (u) So long as any Warrants are outstanding, the
Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to each Underwriter and dealer as many copies of each such Prospectus as such Underwriter or dealer may reasonably request. The Company shall not call for redemption any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption. In addition, for so long as any Warrant is outstanding, the Company will promptly notify the Underwriter of any material change in the business, financial condition or prospects of the Company.

                               (v) Upon the exercise of any Warrant or Warrants
after [_______, 19__], the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants, of which ____% may be reallowed to the dealer who solicited the exercise (which may also be the Underwriter) if (i) the market price of the Company's Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc.,
(iii) the Warrant is not held in a discretionary account; (iv) the disclosure of compensation arrangements has been made in documents provided to customers, both as part of the original offering and at the time of exercise, and (v) the solicitation of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. The Company agrees not to solicit the exercise of any Warrants other than through the Underwriter and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Underwriter.

                               (w) For a period of five (5) years from the
Effective Date the Company (i) at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders and (ii) shall not change its accounting firm without the prior written consent of the Chairman or the President of the Underwriter.

                               (x) As promptly as practicable after the Closing
Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute at least four of such volumes to the individuals designated by the Underwriter or counsel to the Underwriter.

                               (y) For a period of five years from the First
Closing Date (i) the Underwriter shall have the right, but not the obligation, to designate one director of the Board of Directors of the Company and (ii) the Company shall engage a public relations firm acceptable to the Underwriter.

                               (z) The Company shall, for a period of six years
after date of this Agreement, submit which reports to the Secretary of the Treasury and to stockholders, as the Secretary may require, pursuant to Section 1202 of the Internal Revenue Code, as amended, or regulations promulgated thereunder, in order for the Company to qualify as a "small business" so that stockholders may realize special tax treatment with respect to their investment in the Company.

                      4. Conditions of Underwriter Obligation. The obligations of the Underwriter to purchase and pay for the Units which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

                               (a) The Registration Statement shall have become
                      effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the date on which the amendment to the registration statement originally filed with respect to the Units or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Units has been filed with the Commission, or such later time and date as shall have been agreed to by the Underwriter; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 434 and 424(b) under the Act; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Paul, Hastings, Janofsky & Walker LLP, counsel to the Underwriter ("PHJ&W");

                               (b) At the First Closing Date, you shall have
                      received the opinion, together with copies of such opinion for the Underwriter, dated as of the First Closing Date, of Bachner, Tally, Polevoy & Misher LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                                      (i) the Company has been duly incorporated
                               and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in [_____________] and in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification;

                                     (ii) to the best knowledge of such counsel,
                               (a) the Company has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (b) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (c) the Company is in all material respects complying therewith;

                                    (iii) the authorized capitalization of the
                               Company as of [__________}, 1997 is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's board of directors have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any shareholder and the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Stock; the Common Stock, the Warrants, the Unit Purchase Option and the Warrant Agreement conform to the respective descriptions thereof contained in the Prospectus; the Shares have been, and the shares of Common Stock to be issued upon exercise of the Warrants and the Unit Purchase Option, upon issuance in accordance with the terms of such Warrants, the Warrant Agreement and Unit Purchase Option have been duly authorized and, when issued and delivered, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws and no shareholders of the Company have any rescission rights with respect to Company securities; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and Unit Purchase Option and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

                                     (iv) this Agreement, the Unit Purchase
                               Option, the Warrant Agreement, the M/A Agreement and the Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and, assuming due execution by each other party hereto or thereto, each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law;

                                      (v) the certificates evidencing the shares
                               of Common Stock are in valid and proper legal form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the prices therein provided for; at all times during the term of the Warrants the shares of Common Stock of the Company issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrants and at the price provided for, will be duly and validly issued, fully paid and non-assessable;

                                      (vi) delivery of certificates for the
                               Securities underlying the Units, upon payment therefore by the Underwriter as provided in the Underwriting Agreement, will transfer valid title to such Securities to the Underwriter; and, upon payment for such Securities, the Underwriter will acquire such Securities free and clear of any liens;

                                    (vii) such counsel knows of no pending or
                               threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company; or which question the validity of the Securities, this Agreement, the Warrant Agreement, the Unit Purchase Option, the M/A Agreement or the Consulting Agreement, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement, the Unit Purchase Option, the M/A Agreement or the Consulting Agreement; and no such proceedings are known to such counsel to be contemplated against the Company; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

                                   (viii) the Company is not in violation of or
                               default under, nor will the execution and delivery of this Agreement, the Unit Purchase Option, the Warrant Agreement, the M/A Agreement or the Consulting Agreement, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;

                                     (ix) the Registration Statement has become
                               effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the

                               Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                                      (x) such counsel has participated in the
                               preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective or as of the Closing Dates contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion);

                                     (xi) all descriptions in the Registration
                               Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                                    (xii) no authorization, approval, consent,
                               or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Unit Purchase Option or the Securities underlying the Unit Purchase Option, other than registrations or qualifications of the Units under applicable state or foreign securities or Blue Sky laws and registration under the Act;

                                   (xiii) the statements in the Registration
                               Statement under the captions "Business," "Use of Proceeds," "Management," and "Description of Securities" [list subject to further review] have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                                    (xiv) the Units, the Common Stock and the
                               Warrants have been duly authorized for quotation on the Nasdaq Small Cap Market; and

                                     (xv) to such counsel's knowledge, there are
                               no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-B involving the Company, any Subsidiary and any person described in such Item that are required to be disclosed in the Prospectus and which have not been so disclosed.

                                      (c) At the First Closing Date, you shall
                      have received the opinion, addressed to the Underwriter, dated as of the First Closing Date, of _______, intellectual property counsel to the Company, in form and substance satisfactory to PHJ&W, to the effect that(1):

                                      (i) we have carefully read and analyzed
                               the material set forth in the Prospectus under "Risk Factors Licensing Activity," "Risk Factors
                               - Infringement of Company's Copyrighted
                               Materials" and Business - Copyrights and
                               Intellectual Property" and [______________] and, in our opinion, such material accurately and adequately discloses the Company's [intellectual property] position and did not, at the time the Registration Statement became effective and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                     (ii) [the trademark applications, service
                               mark applications, copyright applications]
                               referred to in the Prospectus were properly filed and the [applicable regulatory office] has not
--------

(1) Will need to define "intellectual property" based on what the Company currently owns or licenses.
                                                   -21-
                               taken substantive action with respect thereto; there has not been any public use or sale by the Company prior to the filing of any of the [intellectual property] applications which would affect their validity and, in such counsel's opinion, the claims contained in the applications represent valid intellectual property claims; such counsel has no reason to believe that [_________] will not issue with respect thereto or that the claims contained in the applications conflict with the rights of others;

                                      (iii) There are no facts which would
                               preclude the Company from having clear title to the [intellectual properties] owned by the Company;

                                      (iv) Neither the Company nor its
                               subsidiaries has received any notice challenging the validity or enforceability of any of the [intellectual property] owned by, or licensed to, the Company;

                                      (v) The Company does not lack or will not
                               be unable to obtain any rights or licenses to use [the intellectual property] necessary to its business as currently conducted;

                                      (vi) There are no material legal or
                               governmental proceedings pending or threatened with respect to any [intellectual property] of the Company; and

                                      (vii) there have been no claims asserted
                               against the Company relating to the potential infringement of or conflict with any [intellectual property] of others; such counsel has conducted a search for existing United States [and other countries if relevant] [intellectual property] with claims that might cover the Company's technology [particularly as it relates to _______] and, in such counsel's opinion, the Company's technology [or: specific product] does not infringe any [intellectual property] [including _______ if particular intellectual property is an issue.]

                      Such opinion[s] shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of [____________] upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

                               (c) All corporate proceedings and other legal
matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by PHJ&W, counsel to the Underwriter, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriter, with respect to the validity of the issuance of the Units, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriter such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                               (d) You shall have received a letter prior to the
effective date of the Registration Statement and again on and as of the First Closing Date from [____________], independent public accountants for the Company, substantially in the form approved by you, and including estimates of the Company's revenues and results of operations for the period ending at the end of the month immediately preceding the effective date and results of the comparable period during the prior fiscal year.

                               (e) At the Closing Dates, (i) the representations
and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date;
(ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities or entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

                               (f) Upon exercise of the option provided for in
Section 2(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Units referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                                      (i) The Registration Statement shall
                               remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of PHJ&W, counsel to the Underwriter.

                                     (ii) At the Option Closing Date there shall
                               have been delivered to you the signed opinion of Bachner, Tally, Polevoy & Misher LLP, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to PHJ&W, counsel to the Underwriter, together with copies of such opinion for the Underwriter, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Units.

                                    (iii) At the Option Closing Date there shall
                               have been delivered to you a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Option Closing Date, in form and substance satisfactory to PHJ&W, counsel to the Underwriter, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

                                     (iv) At the Option Closing Date there shall
                               have been delivered to you a letter in form and substance satisfactory to you from [_______________], dated the Option Closing Date and addressed to the Underwriter confirming the information in their letter referred to in
                               Section 4(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than three business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

                                      (v) All proceedings taken at or prior to
                               the Option Closing Date in connection with the sale and issuance of the Option Units shall be satisfactory in form and substance to you and PHJ&W, counsel to the Underwriter, shall have been furnished with all such documents, certificates, and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                               (g) No action shall have been taken by the
Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Units, Common Stock or the Warrants and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall have advised the Underwriter of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

                               (h) The estimated revenues and earnings of the
Company for the _______ ending _______ 1997 will be greater than those of the _______ ended ___________, 1996.

                               (i) If any of the conditions herein provided for
in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be cancelled at, or at any time prior to, each Closing Date by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company.

                      5. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Units is subject to the condition that at the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                      If the condition to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Units on exercise of the option provided for in Section 2(b) hereof shall be affected.

                      6. Indemnification.

                               (a) The Company agrees to indemnify and hold
harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, the Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

                               (b) The Underwriter will indemnify and hold
harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto
(i) in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof and
(ii) relates to the transactions effected by the Underwriter in connection with the offer and sale of the Units contemplated hereby. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                               (c) Promptly after receipt by an indemnified
party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Underwriter or a person who controls the Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party and in the judgment of the Underwriter, it is advisable for the Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Underwriter and controlling persons, which firm shall be designated in writing by the Underwriter). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

                      7. Contribution.

                      In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes claim for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriter, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriter is only responsible for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Unit appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this
Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and (b) that the contribution of the Underwriter shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which the Underwriter is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                      8. Costs and Expenses.

                               (a) Whether or not this Agreement becomes
effective or the sale of the Units to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company (which fees shall not exceed [$_________]) and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, or the Term Sheet, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Units contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriter, in connection with the qualification of the Units under the state securities or blue sky laws which the Underwriter shall designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, Selling Agreement, Underwriter' Questionnaire, Underwriter' Power of Attorney and the Blue Sky Memorandum, any fees relating to the listing of the Units, Common Stock and Warrants on the Nasdaq Small Cap Market or any other securities exchange, the cost of printing the certificates representing the securities comprising the Units, the fees of the transfer agent and warrant agent the cost of publication of at least three "tombstones" of the offering (at least one of which shall be in national business newspaper and one of which shall be in a major New York newspaper) and the cost of preparing at least four hard cover "bound volumes" relating to the offering, in accordance with the Underwriter' request. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

                               (b) In addition to the foregoing expenses the
Company shall at the First Closing Date pay to the Underwriter, a non-accountable expense allowance of [$_______] of which [$_______] has been paid. In the event the overallotment option is exercised, the Company shall pay to the Underwriter at the Option Closing Date an additional amount equal to 3% of the gross proceeds received upon exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter' obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall be liable for the accountable expenses of the Underwriter, including legal fees up to a maximum of [$_______]. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the

Company of any covenant, representation or warranty herein, the Company shall be liable for the accountable expenses of the Underwriter, including legal fees, up to a maximum of [$_______].

                               (c) No person is entitled either directly or
indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter and the other Underwriter, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Underwriter or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                      9. Substitution of Underwriter. [INTENTIONALLY OMITTED]

                      10. Effective Date.

                      The Agreement shall become effective upon its execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first commence the initial public offering by the Underwriter of any of the Units. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Units, or the time when the Units are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

                      11. Termination.

                               (a) This Agreement, except for Sections 3(c), 6,
7, 8, 13, 14, 15 and 16 hereof, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Units agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof);
(iv) a banking moratorium having been declared by federal or New York state authorities; (v) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions having occurred; (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company; (vii) except as contemplated by the Prospectus, the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs;
(viii) the passage by the Congress of the United States or by any state legislative body or federal or state agency or other authority of any act, rule or regulation, measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material impact on the business, financial condition or financial statements of the Company or the market for the securities offered pursuant to the Prospectus; (ix) any adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                               (b) If you elect to prevent this Agreement from
becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

                      12. Unit Purchase Option.

                      At or before the First Closing Date, the Company will sell to the Underwriter, or its designees for a consideration of [$____________], and upon the terms and conditions set forth in the form of Unit Purchase Option annexed as an exhibit to the Registration Statement, a Unit Purchase Option to purchase an aggregate of [300,000] Units. In the event of conflict in the terms of this Agreement and the Unit Purchase Option, the language of the Unit Purchase Option shall control.

                      13. Representations, Warranties and Agreements to Survive Delivery.

                      The respective indemnities, agreements, representations, warranties and other statements of the Company or its Principal Stockholders, where appropriate, and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment of the Units and the termination of this Agreement.

                      14. Notice.

                      Any communications specifically required hereunder to be in writing, if sent to the Underwriter, will be mailed, delivered and confirmed to it at D.H. Blair Investment Banking Corp., 44 Wall Street, 2nd Floor, New York, New York 10005, with a copy sent to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, or if sent to the Company, will be mailed, delivered and confirmed to it at Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017.

                      15. Parties in Interest.

                      The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company and, to the extent expressed, the Principal Stockholders, any person controlling the Company or the Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Units.

                      16. Applicable Law.

                      This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

                      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.


                                         Very truly yours,

                                         PARADIGM MUSIC ENTERTAINMENT
                                          COMPANY


                                         By:      __________________________
                                                  Name:
                                                  Title:


                      The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


                                         D.H. BLAIR INVESTMENT BANKING
                                          CORP.



                                         By:      ______________________________
                                                  Name:
                                                  Title:


                      We hereby agree to be bound by the provisions of Sections 3(l), (m), and (o) and 13 hereof.


________________________________

________________________________

________________________________

                                   SCHEDULE A


================================================================================
       Underwriter          Number of First Units        Number of Option Units
                               to be Purchased              to be Purchased
--------------------------------------------------------------------------------
D.H. Blair Investment           [_________]                    [_______]
Banking Corp.
================================================================================